As filed with the Securities and Exchange Commission on August 5, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Vertical Aerospace Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Vertical Aerospace Ltd.

Unit 1 Camwal Court, Chapel Street,

Bristol BS2 0UW

United Kingdom

(Address of Principal Executive Offices)(Zip Code)

VERTICAL AEROSPACE LTD. 2021 INCENTIVE AWARD PLAN

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

United States

(Name and address of agent for service)

+1 (800) 221-0102

(Telephone number, including area code, of agent for service)

Copies to:

Robbie McLaren, Esq.
Jennifer Gascoyne, Esq.
Latham & Watkins LLP
99 Bishopsgate
London EC2M 2XF
United Kingdom
Tel. (+44) (0)20 7710 1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) by Vertical Aerospace Ltd. (the “Registrant”), for the purpose of registering 16,757,204 additional ordinary shares of the Registrant, par value $0.001 per share (the “Shares”), for issuance under the Amended and Restated Vertical Aerospace Ltd. 2021 Incentive Award Plan (the “A&R Plan”) that became available for issuance under the A&R Plan upon approval of the A&R Plan by ordinary resolution of the shareholders of Vertical Aerospace Ltd. at its Annual General Meeting held on August 5, 2025.

Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, this Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 (Registration No. 333-263815) initially filed with the Commission on March 24, 2022 and as amended on August 5, 2025, to the extent not modified or replaced hereby or by any subsequently filed document, which is incorporated by reference herein or therein (the “Prior Registration Statement”). The Shares being registered pursuant to this Registration Statement are the same class as other securities for which the Prior Registration Statement relating to the A&R Plan was filed with the Commission.

ITEM 8. EXHIBITS

The following exhibits are included or incorporated by reference in this registration statement on Form S-8:

Exhibit No.	Description	Incorporation by Reference
		Form	File Number	Exhibit No.	Filing Date
3.1	Fourth Amended and Restated Memorandum and Articles of Association of Vertical Aerospace Ltd.	6-K	001-93177	3.1	December 23, 2024
4.1	Specimen Ordinary Share certificate of Vertical Aerospace Ltd.	F-4	333-257785	4.6	November 24, 2021
4.2	Amended and Restated Vertical Aerospace Ltd. 2021 Incentive Award Plan	6-K	001-93177	99.1	August 5, 2025
5.1*	Opinion of Walkers (Cayman) LLP, Cayman counsel to the Company, as to the legality of the securities being registered.
23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.2*	Consent of Walkers (Cayman) LLP (contained in Exhibit 5.1).
24.1*	Powers of Attorney (included on signature page hereto).
107*	Filing Fee Table.

*	Filed herewith

II-1

SIGNATURES

The Registrant.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, on August 5, 2025.

VERTICAL AEROSPACE LTD.

By:	/s/ Stuart Simpson
	Name:	Stuart Simpson
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Stuart Simpson and Dómhnal Slattery, each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8, or other appropriate form, and all amendments thereto, including post-effective amendments, of Vertical Aerospace Ltd., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Stuart Simpson	Chief Executive Officer (Principal	August 5, 2025
Stuart Simpson	Executive Officer) and Director

/s/ John Maloney	Finance Director (Principal Financial	August 5, 2025
John Maloney	Officer and Principal Accounting Officer)

/s/ Dómhnal Slattery	Chairman	August 5, 2025
Dómhnal Slattery

/s/ James Keith Brown	Director	August 5, 2025
James Keith Brown

/s/ Kris Haber	Director	August 5, 2025
Kris Haber

/s/ Lord Andrew Parker	Director	August 5, 2025
Lord Andrew Parker

/s/ Poul Carsten Stendevad	Director	August 5, 2025
Poul Carsten Stendevad

/s/ Benjamin Story	Director	August 5, 2025
Benjamin Story

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Vertical Aerospace Ltd., has signed this Registration Statement on Form S-8 in the City of New York, State of New York, on August 5, 2025.

COGENCY GLOBAL INC.

By:	/s/ Colleen De Vries
Name:	Colleen De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.